Exhibit 99.3

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain Proposals — The Board of Directors recommends a vote “FOR” each of the listed proposals. For Against Abstain 1. The proposal to approve the Agreement and Plan of Merger, dated as of December 3, 2015, between First Busey Corporation (“First Busey”) and Pulaski Financial Corp. (“Pulaski”), pursuant to which Pulaski will merge with and into First Busey, and the transactions contemplated therein (the “merger proposal”). 3. The proposal to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. 2. The proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Pulaski may receive in connection with the merger proposal pursuant to existing agreements or arrangements with Pulaski. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 4 6 5 1 3 0291XB MMMMMMMMM C B Special Meeting Voting Instruction Card X IMPORTANT SPECIAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PULASKI BANK SAVINGS AND OWNERSHIP PLAN VOTING INSTRUCTION CARD — PULASKI FINANCIAL CORP. SPECIAL MEETING OF STOCKHOLDERS , 2016 , Central Time The undersigned hereby directs the KSOP Plan Trustee to vote all shares of common stock of Pulaski Financial Corp. (the “Company”) credited to the undersigned’s account, for which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on , 2016 at , Central Time, at the and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as stated on the reverse side. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY , 2016.